Exhibit 99.1

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.

Completes Acquisition of Sun Bancorp, Inc.

and Charter Change

TOMS RIVER, NEW JERSEY, January 31, 2018…OceanFirst Financial Corp. (“OceanFirst”) (NASDAQ: “OCFC”), today announced the closing of its acquisition of Sun Bancorp, Inc. (“Sun”). OceanFirst is the holding company for OceanFirst Bank, and Sun was the holding company for Sun National Bank. In addition, OceanFirst has become a bank holding company as a result of the conversion of OceanFirst Bank’s charter from a federal savings bank to a national commercial bank named OceanFirst Bank N.A.

The former operations of Sun National Bank will operate as a division of OceanFirst Bank N.A. until the integration of operating systems is completed, which is expected to occur in June 2018. At that time, the former operations of Sun National Bank will be rebranded as OceanFirst Bank N.A.

OceanFirst is the largest community bank headquartered in central and southern New Jersey with an approximate pro-forma balance sheet at December 31, 2017 as follows: assets of $7.6 billion, loans of $5.5 billion, and deposits of $6.0 billion.

OceanFirst Chairman, President and Chief Executive Officer, Christopher D. Maher, said, “We are pleased to welcome the Sun customers and employees as OceanFirst continues our strategic growth with our fourth whole bank acquisition. The completion of this acquisition reflects many milestones for our organization including the conversion of OceanFirst Bank to a national commercial bank charter.” Mr. Maher added, “Our commitment to delivering extraordinary customer care with exceptional financing solutions and banking services throughout our market while creating additional value for our stockholders remains the focus for our entire OceanFirst team.”

Based on the $26.45 per share closing price of OceanFirst common stock on January 31, 2018, the total transaction value was approximately $475 million.

About OceanFirst Financial Corp.

OceanFirst Financial Corp.’s subsidiary, Ocean First Bank N.A., founded in 1902, is a community bank with branches located throughout central and southern New Jersey. OceanFirst Bank delivers commercial and residential financing solutions, wealth management, and deposit services and is the largest community-based financial institution headquartered in Central New Jersey.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements may include: management plans relating to the Transaction; any statements of the plans and objectives of management for future operations, products or services, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made. OceanFirst assumes no duty and undertakes no obligation to update forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that OceanFirst anticipated in its forward-looking statements and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those included under Item 1A “Risk Factors” in Sun’s Annual Report on Form 10-K, those included under Item 1A “Risk Factors” in OceanFirst’s Annual Report on Form 10-K, those included under Item 1A “Risk Factors” in Sun’s most recent Quarterly Report on Form 10-Q, those included under Item 1A “Risk Factors” in OceanFirst’s most recent Quarterly Report on Form 10-Q, those disclosed in Sun’s and OceanFirst’s respective other periodic reports filed with the Securities and Exchange Commission, as well as the possibility that expected benefits may not materialize in the timeframe expected or at all, or may be more costly to achieve; that OceanFirst’s business may not perform as expected; that the parties are unable to successfully implement integration strategies; reputational risks and the reaction of the companies’ customers, employees and other constituents to the Transaction; and diversion of management time on merger-related matters. For any forward-looking statements made in this press release or in any documents, OceanFirst claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

OceanFirst Contact:

Jill Hewitt, Investor Relations Officer

OceanFirst Financial Corp.

(732)240-4500, ext. 7513

Email: jhewitt@oceanfirst.com

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